                                  June 3, 2004

Oppenheimer Senior Floating Rate Fund
6803 S. Tucson Way
Englewood, CO 80112

Dear Ladies and Gentlemen:

      This opinion is being  furnished to Oppenheimer  Senior Floating Rate Fund,
a   Massachusetts   business   trust  (the  "Fund"),   in  connection   with  the
registration  of an  additional  50,000,000  Class A shares,  10,000,000  Class B shares and  25,000,000  Class C shares of  beneficial  interest on Form N-2 under the Securities Act of 1933, as amended,  and the Investment  Company Act of 1940, as amended,  (the  "Registration  Statement") to be filed with the Securities and
Exchange  Commission  by  the  Fund  and to  which  Registration  Statement  this
opinion  is  an  Exhibit.   As  counsel  for  the  Fund,  we  have  examined  the
Registration Statement, such statutes,  regulations,  corporate records and other documents  and  reviewed  such  questions  of law  that we  deemed  necessary  or appropriate for the purposes of this opinion.

      Based upon the foregoing,  we are of the opinion that the additional  Class
A,  Class B and  Class C shares to be issued  as  described  in the  Registration
Statement have been duly authorized and,  assuming  receipt of the  consideration to be paid  therefor,  upon sale and  delivery as  provided  in the  Registration
Statement,  will be legally and  validly  issued,  fully paid and  non-assessable
(except for the  potential  liability  of  shareholders  described  in the Fund's
Statement of Additional  Information  under the caption  "Shareholder and Trustee
Liability" under "How the Fund is Managed - Organization and History").

      We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration   Statement  and  to  the  reference  to  us  in  the   Registration
Statement.  We do not  thereby  admit that we are within the  category of persons whose  consent  is  required  under  Section  7 of the 1933 Act or the  rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    /s/ Allan B. Adams

                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.